Exhibit 99.1

Contact:

Icagen
Richard D. Katz, M.D.
EVP, Finance and Corporate Development;
Chief Financial Officer
Icagen, Inc.
(919) 941-5206 rkatz@icagen.com

ICAGEN ANNOUNCES MANAGEMENT CHANGES

(RESEARCH TRIANGLE PARK, NC), December 20, 2010 – Icagen, Inc. (Nasdaq: ICGN) today announced that Seth V. Hetherington, M.D., SVP, Clinical and Regulatory Affairs, will be leaving the Company at the end of the year. Following his departure, Greg C. Rigdon, Ph.D., Vice President, New Product Development, will assume leadership responsibility for the Company’s clinical development efforts.

As previously reported, the Company is planning to submit the results of its recently completed studies of ICA-105665 along with a proposed protocol for the further clinical development of the compound for epilepsy to the FDA. The Company remains on track to complete this submission within the next few weeks.

P. Kay Wagoner, CEO of Icagen, noted, “Dr. Hetherington has provided outstanding leadership to Icagen’s clinical development efforts over the past four years. While we are of course disappointed, we understand his decision to return to his background in the area of infectious diseases. We thank him for his outstanding service to Icagen and wish him all the best in his future endeavors.”

Dr. Wagoner continued, “Our progress in completing our submission to the FDA in support of the clinical development of ICA-105665 remains on track. Dr. Rigdon, who will assume leadership of the clinical effort, has been deeply involved in our epilepsy and pain program since its inception. Prior to joining Icagen, Dr. Rigdon had worked for over ten years in clinical development and central nervous system pharmacology at Glaxo Wellcome, where, among other accomplishments, he led the team responsible for the successful filing of a supplementary new drug application (NDA) for Lamictal, an approved anti-epileptic. We are confident that there will be no loss of continuity in our epilepsy and pain program as a result of these management changes.”

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company is conducting research and development activities in a number of disease areas, including epilepsy, pain and inflammation. The Company has a clinical stage program in epilepsy and pain. To learn more about Icagen, please visit our website at www.icagen.com.

Forward Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in Icagen’s most recent Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2010. These risk factors include risks as to Icagen’s lack of liquidity and substantial doubt about Icagen’s ability to continue as a “going concern;” Icagen’s ability to raise additional funding; Icagen’s history of net losses and how long Icagen will be able to operate on its existing capital resources; general economic and financial market conditions; Icagen’s ability to maintain compliance with Nasdaq’s continued listing requirements; whether Icagen’s product candidates will advance in the clinical trials process; the timing of such clinical trials; whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials; whether the clinical trial results will warrant continued product development; whether and when, if at all, Icagen’s product candidates, including ICA-105665 and Icagen’s other lead compounds for epilepsy and pain, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such product candidates receive approval, whether such products will be successfully marketed; and Icagen’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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